Exhibit 10.3

SAMPLE FORM OF RESTRICTED STOCK AWARD

SL GREEN REALTY CORP.

2005 STOCK OPTION AND INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

AGREEMENT by and between SL Green Realty Corp., a Maryland corporation (the “Company”) and                       (the “Grantee”), dated as of the    day of           , 200  .

WHEREAS, the Company maintains the SL Green Realty Corp. 2005 Stock Option and Incentive Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an employee of the Company; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant restricted stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.                                       Grant of Restricted Stock.

The Company hereby grants the Grantee            restricted shares of Common Stock of the Company (the “Restricted Stock”).  The Restricted Stock is subject to the following terms and conditions and subject to the provisions of the Plan.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.                                       Restrictions and Conditions.

The Restricted Stock shall be subject to the following restrictions and conditions:

(i)                                     The period of restriction with respect to the shares of Restricted Stock (the “Restriction Period”) shall begin on the date hereof and shall end on each successive anniversary (each, a “Vesting Date”), [if and as employment continues], in the amount of          shares on [insert date],          shares on [insert date] and          shares on [insert date].  Subject to the provisions of the Plan and this Agreement, during the Restriction Period, except as may otherwise be permitted by the Committee (after consideration of, among other things, any applicable securities and tax law considerations) in connection with the Grantee’s trust or estate planning, the Grantee shall not be permitted voluntarily or involuntarily to sell, assign, transfer, or otherwise encumber or dispose of shares of Restricted Stock awarded under the Plan.

(ii)                                  Except as provided in the foregoing clause (i), the Grantee shall have, in respect of the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the underlying shares.  The Grantee shall be entitled to receive any cash dividends on any shares of Restricted Stock (whether or not then subject to restrictions) which have not been forfeited.  Certificates for shares of Common Stock (not subject to restrictions) shall be delivered to the Grantee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such shares.

(iii)                               Except as may be provided in accordance with clause (i) above, upon the termination of the Grantee’s employment with the Company and its Affiliates for any reason by the Company and its Affiliates or by the Grantee during the Restriction Period, all shares of Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

[(iv)                          Upon each Vesting Date, the Company shall pay the Grantee an additional cash amount, intended to serve generally as a tax gross-up, equal to   % of the value of the shares then included in the Grantee’s taxable income.]

3.                                       Miscellaneous.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)                                 The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and take any other actions and make any other determinations that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof.  In the event of any dispute or disagreement as to the interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c)                                  All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(c).

(d)                                 [Without limiting the Grantee’s rights as may otherwise be applicable in the event of a Change of Control (as defined in the Grantee’s employment agreement with the Company then in effect (the “Employment Agreement”)), if] [If] the Company shall be consolidated or merged with another corporation or other entity, the Grantee may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with the Plan, and such stock, securities or other property shall become subject to the restrictions and requirements imposed under the Plan and this Agreement, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in the Plan.

Any shares or other securities distributed to the Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by the Plan and this Agreement, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in the Plan.

(e)                                  The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(f)                                    The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(g)                                 Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates and its stockholders to terminate the Grantee’s employment or other service at any time.

(h)                                 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto[; provided, however, that, in the event of any inconsistencies between this Agreement and the Employment Agreement, the Employment Agreement shall control].

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

SL GREEN REALTY CORP.

By:

Name:
Title:

[GRANTEE]